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                                                                     Exhibit 4.3

                                GLOBAL SECURITY
             NOT TO BE EXCHANGED FOR SECURITIES IN DEFINITIVE FORM
                           (See Legend on Next Page)

                                _______________

No. AK-__                                                         $____________
                                                              CUSIP 5398830 AK5

                          LOCKHEED MARTIN CORPORATION

                     8.50% Debenture due December 1, 2029

LOCKHEED MARTIN CORPORATION, a Maryland corporation, for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of __________________ Dollars on December 1, 2029.

     Interest Payment Dates: June 1 and December 1

     Record Dates: May 15 and November 15

Additional provisions of this Debenture are set forth on the other side of this Debenture.


                                        LOCKHEED MARTIN CORPORATION


                                        By:_____________________________(SEAL)
                                           Vice President and Treasurer


                                        By:_____________________________
                                           Vice President and Secretary
Dated:
Authenticated:

This is one of the Securities
of the series designated herein
and referred to in the
within-mentioned Indenture.

U.S. Bank Trust National Association, as Trustee

By:__________________________
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     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY A REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF ANY SUCCESSOR DEPOSITARY.

                          LOCKHEED MARTIN CORPORATION


                     8.50% Debenture due December 1, 2029


     1. Interest. Lockheed Martin Corporation ("Corporation"), a Maryland corporation, promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Corporation will pay interest semiannually on June 1 and December 1 of each year. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 23, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Corporation will pay interest on the Debentures (except defaulted interest, which shall be paid as set forth below) to the persons who are registered Holders of Debentures at the close of business on the record date for the next interest payment date even though the Debentures are canceled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Corporation, notice whereof shall be given to Holders of Debentures not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Holders must surrender the Debentures to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the

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United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address. To the extent lawful, the Corporation shall pay interest on overdue principal at the rate borne by the Debentures and shall pay interest on overdue installments of interest at the same rate.

     3. Paying Agent and Registrar. Initially, U.S. Bank Trust National Association ("Trustee"), will act as Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries (as defined in the Indenture) may act as Paying Agent, Registrar or co-registrar.

     4. Indenture. The Corporation issued the Debentures under an Indenture dated as of November 18, 1999 ("Indenture"), between the Corporation and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) ("Act"). The Debentures are subject to all such terms, and Holders are referred to the Indenture, all applicable supplemental indentures and the Act for a statement of those terms. As provided in the Indenture, the Debentures may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Debenture is one of a series of the Debentures designated on the face hereof, unlimited in aggregate principal amount.

     5. Optional Redemption. The Corporation may redeem all the Debentures at any time, or some of them from time to time, at the option of the Corporation at the greater of (a) 100% of the principal amount of the Debentures or (b) the sum of the present values of the Remaining Scheduled Payments on the Debentures, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points. In either case, the redemption price will also include interest accrued to the date of redemption on the principal balance of the Debentures being redeemed.

     "Treasury Rate" means, for any redemption date, the annual rate equal to the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue equal to the Comparable Treasury Price, expressed as a percentage of its principal amount, for that redemption date. The yield of the Comparable Treasury Issue will be computed as of the second business day immediately preceding the redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by one of the investment banking firms named below that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the applicable remaining term of the Debentures.

     The investment banks that may be used to select a Comparable Treasury Issue for this purpose are Goldman, Sachs & Co. and J.P. Morgan Securities Inc., each of their successors, and

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any two other nationally recognized investment banking firms that the
Corporation appoints from time to time that are primary dealers of U.S. government securities in New York City, each of whom is referred to as a "Reference Treasury Dealer." If any of the firms named in the preceding sentence ceases to be a primary dealer of U.S. government securities in New York City, the Corporation will appoint another nationally recognized investment banking firm as a substitute.

          "Comparable Treasury Price" means, for any redemption date:

          (1) the average of the Reference Treasury Dealer Quotations obtained by the Trustee for that redemption date after excluding the highest and lowest of those Reference Treasury Dealer Quotations; or

          (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all those quotations.

          "Reference Treasury Dealer Quotation" means, with respect to any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by a Reference Treasury Dealer as of 3:30 p.m., New York time, on the third business day preceding that redemption date. The Trustee shall seek Reference Treasury Dealer Quotations in respect of any redemption date from each of the then-existing Reference Treasury Dealers.

          "Remaining Scheduled Payments" means, with respect to each Debenture being redeemed, the remaining scheduled payments of principal and interest on that Debenture that would be due after the related redemption date but for the redemption. If, however, the redemption date is not an interest payment date with respect to that Debenture, the amount of the next succeeding scheduled interest payment on that Debenture that would have been due will be reduced by the amount of interest accrued on the Debenture to the redemption date.

     6. Notice of Redemption. Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at such Holder's registered address. Debentures in a denomination larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Debentures or portions of them called for redemption.

     7. Denominations; Transfer; Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and any multiple of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Also, it need not transfer or exchange any Debentures for a period of 15 days before a selection of Debentures to be redeemed or before an interest payment date.

          This Debenture is issued in the form of a Global Security and is exchangeable in whole, but not in part, for Debentures registered in the names of persons other than the

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Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for this Debenture or if at any time such Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and, in either case, a successor depositary is not appointed by the Corporation within 90 days of the receipt by the Corporation of such notice or of the Corporation becoming aware of such condition, or (ii) the Corporation in its discretion at any time determines not to have all of the Debentures represented by one or more Global Security or Securities. If this Debenture is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debentures of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security. Subject to the foregoing, this Debenture is not exchangeable, except for a Debenture or Debentures of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary.

     8. Persons Deemed Owners. The registered Holder of this Debenture may be treated as the owner of it for all purposes, and neither the Corporation, the Trustee, nor any Registrar, Paying Agent or co-registrar shall be affected by notice to the contrary.

     9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay, unless otherwise prohibited by mandatory provisions of applicable abandoned property law, the money back to the Corporation at its request. After that, Holders entitled to unclaimed money must look only to the Corporation and not to the Trustee for payment unless an abandoned property law designates another person.

     10. Defeasance. The Corporation may discharge or defease certain of its obligations with respect to the Debentures by irrevocably depositing with the Trustee, in trust, cash or government securities sufficient to pay all sums due on the Debentures. The establishment of such a trust will be conditioned on the delivery by the Corporation to the Trustee of an opinion of counsel, who may be counsel to the Corporation, to the effect that, based on applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, the defeasance and discharge will not be deemed, or result in, a taxable event with respect to the Holders of the Debentures.

     11. Amendment; Supplement; Waiver. Subject to certain exceptions as therein provided, the Indenture or the Debentures may be amended or supplemented with the written consent of the Holders of not less than a majority in principal amount of the Debentures, and, subject to certain exceptions and limitations as provided in the Indenture, any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Debentures. Without the consent of any Holder, the Indenture or the Debentures may be amended or supplemented, for among other reasons, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to make any change that does not materially adversely affect the rights of any Holder. Without the consent of any Holder, the Trustee may waive compliance with any provision of the Indenture or the Debentures if the waiver does not materially adversely affect the rights of any Holder.

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     12.  Restrictive Covenants.  The Indenture does not limit unsecured debt of the Corporation or any of its Subsidiaries. It does limit certain mortgages, liens and sale-leaseback transactions. The limitations are subject to a number of important qualifications and exceptions. Once a year the Corporation must report to the Trustee on compliance with the limitations.

     13. Successors. When a successor entity assumes all the obligations of the Corporation or its successors under the Debentures and the Indenture, the predecessor corporation will be released from those obligations.

     14. Defaults and Remedies. An Event of Default is: default for 30 days in payment of any interest on the Debentures; default in payment of any principal on the Debentures; failure by the Corporation for 90 days after notice to it to comply with any of its other agreements in the Indenture or the Debentures; and certain events of bankruptcy or insolvency. If an Event of Default with respect to Debentures of this series shall occur and be continuing, the principal of the Debentures of this series and accrued interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture. Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if a committee of its trust officers in good faith determines that withholding notice is in the interests of such Holders.

     15. Trustee Dealings with the Corporation. U.S. Bank Trust National Association, the Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from and perform services for the Corporation or any of its affiliates, and may otherwise deal with the Corporation or its affiliates as if it were not Trustee.

     16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Debentures.

     17. Authentication. This Debenture shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Debenture.

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A
(= Uniform Gifts to Minors Act).

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Corporation had caused CUSIP numbers to be printed on the Debenture and has directed the Trustee to use CUSIP numbers in notices of

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redemption as a convenience to Holders. No representation is made as to accuracy of any of such numbers either as printed on the Debenture or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     20. Miscellaneous. This Debenture shall for all purposes be governed by, and construed in accordance with, the laws of the State of Maryland.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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     The Corporation will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817, Attention:
Secretary.


                        _______________________________


I or we assign and transfer to

     Insert social security or other identifying number of assignee

                             ____________________

                             ____________________

       ____________________________________________________________________

       ____________________________________________________________________

       ____________________________________________________________________
              (Print or type name, address and zip code of assignee)

this Debenture and irrevocably appoint ___________________ agent to transfer this Debenture on the books of the Corporation. The agent may substitute another to act for him.

Dated:  __________________________________________________________________

Signed: __________________________________________________________________
        (Sign exactly as name appears on the other side of this Debenture


                        Signature Guarantee:  _________________________________
                                              (Signature must be guaranteed by
                                              an eligible institution within the
                                              meaning of Rule 17A(d)-15 under
                                              the Securities Exchange Act of
                                              1934, as amended)

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